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Exhibit 10.4

Amendment
to
The AES Corporation Profit Sharing and Stock Ownership Plan

        Pursuant to the authority granted to the undersigned by the Board of Directors of the AES Corporation, The AES Corporation Profit Sharing and Stock Ownership Plan (the "Plan") is hereby amended as follows, effective as of October 10, 2002 or such later date as soon as practical thereafter on which the assets of The Thermo Ecotek Affiliates Retirement Savings Plan are transferred to the Plan:

        Section 2.14 is amended and restated in its entirety to read as follows:

          "2.14 "Elective Contributions Account" shall mean the account to which Elective Contributions are allocated. In the case of a Participant who had an account balance under the Thermo Ecotek Affiliates Retirement Savings Plan (hereinafter the "Thermo Plan") as of the date it merged into this Plan, such Participant's "Elective Contributions Account" shall include amounts, if any, allocated to the Participant's "Code Section 401(k) compensation reductions amounts" account under the Thermo Plan (as defined in Section 6.2 of the Thermo Plan as in effect on January 31, 2002)."

        Section 2.19 is hereby amended and restated in its entirety to read as follows:

          "2.19 "Employer Matching Contributions Account" shall mean the account to which Employer Matching Contributions are allocated. In the case of a Participant who had an account balance under the Thermo Ecotek Affiliates Retirement Savings Plan (hereinafter the "Thermo Plan") as of the date it merged into this Plan, such Participant's "Employer Matching Contributions Account" shall include amounts, if any, allocated to the Participant's 100% vested "Matching employer contributions" account under the Thermo Plan (as defined in Section 6.2 of the Thermo Plan as in effect on January 31, 2002)."

        Section 8.2 is hereby amended and restated in its entirety to read as follows:

        "8.2    Retirement

        Upon retirement of a Participant, the Administrative Committee shall, as directed by the Participant, direct the Trustee to apply the amount standing to the credit of such Employee's Elective Contributions Account, Voluntary Employee Contributions Account, Employer Matching Contributions Account, Profit Sharing Contributions Account, Transferred Contributions Account, Participant Directed Account, Rollover Contributions Account and ESOP Account (less the amount of any outstanding loans made pursuant to Section 8.15) by payment of the amounts thereof in one of the following methods:

    (i)
    One-lump sum payment in cash or in Employer Stock; or

    (ii)
    Payments over a period certain in monthly, quarterly, semiannual or annual cash installments. The period over which such payment is to be made shall not extend beyond the lesser of twenty-five years or the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

        Distribution of a Participant's Employer Matching Contributions Account, Profit Sharing Contributions Account and ESOP Account will be made in whole shares of Employer Stock, cash or a combination of both, as determined by the Administrative Committee; provided, however, that the Administrative Committee shall notify the Participant of his right to demand distribution of his accounts described above entirely in whole shares of Employer Stock (with the value of any fractional

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share paid in cash). Distribution of a Participant's Participant Directed Account may be made in-kind as determined by the Administrative Committee.

        Shares of Employer Stock held or distributed by the Trust may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable federal and state securities laws."

The AES Corporation
Dated: September 17, 2002
By:
Barry J. Sharp Senior Vice President and CFO

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  Exhibit 10.4
Amendment to The AES Corporation Profit Sharing and Stock Ownership Plan